UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: May 19, 2009

(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27275	04-3432319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cambridge Center, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 19, 2009, the shareholders of Akamai Technologies, Inc. (the “Company”) approved the Akamai Technologies, Inc. 2009 Stock Incentive Plan (the “2009 Plan”), which was previously approved by the Board of Directors of the Company on March 16, 2009. 8,500,000 shares are available for grant under the 2009 Plan. Awards outstanding under the Company’s Second Amended and Restated 1998 Stock Incentive Plan, 2001 Stock Incentive Plan and the 2006 Stock Incentive Plan (collectively, the “Existing Plans”) as of May 19, 2009 that subsequently expire or are terminated, surrendered, cancelled or forfeited will also become available for grant under the 2009 Plan. The Company will no longer grant awards under the Existing Plans.

The 2009 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, other stock-based awards and cash awards, including awards subject to specified performance criteria designed to qualify for deduction under Section 162(m) of the Code.

Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted awards under the 2009 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its majority owned subsidiaries. The 2009 Plan is administered by the Company’s Board of Directors. Under the terms of the 2009 Plan, the Board of Directors may delegate authority under the 2009 Plan to one or more committees or subcommittees of the Board of Directors. The Board of Directors has authorized the Compensation Committee (the “Committee”) to administer certain aspects of the 2009 Plan, including the granting of awards to executive officers. In addition, as permitted by the terms of the 2009 Plan, the Board of Directors has delegated to the Chief Executive Officer of the Company the authority to grant equity awards to non-executive employees in accordance with guidelines established by the Committee.

The Board of Directors or the Committee may modify awards granted to participants who are foreign nationals or employed outside the United States or establish sub plans or procedures under the 2009 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

The foregoing description of the 2009 Plan is qualified in its entirety by reference to the 2009 Plan, which was filed as Exhibit 99.1 to the Company’s Registration Statement on Form S-8 (No. 333-159340) filed with the Securities and Exchange Commission on May 19, 2009.

In connection with the adoption of the 2009 Plan, the Committee also approved new form agreements for awards to be granted under the 2009 Plan. These forms are substantially similar to the forms used for grants of awards under the Company’s 2006 Stock Incentive Plan, the equity plan generally used for grant of awards by the Company prior to the approval of the 2009 Plan and consist of:

•	Forms of stock option awards;

•	Forms of restricted stock unit awards providing for performance-based vesting and for time-based vesting; and

•	Forms of deferred stock unit awards.

These forms are filed as Exhibits 10.1 through 10.6 hereto.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

See Exhibit Index attached hereto which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2009	AKAMAI TECHNOLOGIES, INC.

	By:	/s/ Melanie Haratunian
Melanie Haratunian, Senior Vice President and General Counsel

EXHIBIT INDEX

10.1	Form of Incentive Stock Option Agreement for use under the 2009 Stock Incentive Plan

10.2	Form of Non-Qualified Stock Option Agreement for use under the 2009 Stock Incentive Plan

10.3	Form of Time-Based Vesting Restricted Stock Unit Agreement for use under the 2009 Stock Incentive Plan

10.4	Form of Time-Based Vesting Restricted Stock Unit Agreement for Executives for use under the 2009 Stock Incentive Plan

10.5	Form of Three-Year Performance-Based Vesting Restricted Stock Unit Agreement for use under the 2009 Stock Incentive Plan

10.6	Form of Deferred Stock Unit Agreement for Directors for use under the 2009 Stock Incentive Plan

10.7	2009 Stock Incentive Plan (1)

(1)	Filed as Exhibit 99.1 to the Company’s Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on May 19, 2009 (File No. 333-159340).